EXHIBIT 10.1
THIS EXHIBIT 10.1 INCLUDES CERTAIN IDENTIFIED INFORMATION THAT HAS BEEN REDACTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. WHERE INFORMATION HAS BEEN REDACTED, IT HAS BEEN SO INDICATED BY A “[***]”.

CONTRACT FOR THE SALE OF EQUIPMENT WITH BUYER’S PURCHASE ORDER
This Contract for the Sale of Equipment with Buyer’s Purchase Order (this “Contract”), dated as of February 13, 2026 (the “Contract Date”), is by and between
Liberty Advanced Equipment Technologies LLC, a Texas LLC (“Buyer”) and
NORTHEAST-WESTERN ENERGY SYSTEMS USA LLC, a Delaware limited liability company (“Seller”).
In this Contract, Buyer and Seller may be referred to individually as a “Party” or collectively as the “Parties.”
RECITALS
WHEREAS, Seller is engaged in the business of, among other things, supplying various kinds of natural gas- and alternative-fueled power generation equipment and related systems, components and parts as well as providing technical support, training, maintenance, repair and other services in support of the delivery, start-up, commissioning and operation of such equipment and systems; and
WHEREAS, Buyer desires to use its form of purchase order to purchase certain power generation equipment and systems and obtain related technical support, training and other specified services for a project for installation at the following location: To Be Determined by Buyer (the Project Site”); and
WHEREAS, Buyer has considered Seller’s proposal for the project, it is now intended that the Parties shall execute this Contract for the specified equipment and other deliverables as set forth herein;
NOW THEREFORE, in consideration of the mutual covenants and agreements the Parties, the Buyer and Seller intending to be legally bound, the Parties hereby agree as follows:
A.    Contract Documents. This Contract, including the Purchase Order and the documents listed on the attached Table of Appendices (the “Appendices”), shall govern the supply of the equipment and other defined deliverables under this Contract. The Appendices to this Contract are hereby expressly incorporated by reference. This Contract, the Purchase Order, the Appendices and any exhibits to the Appendices are sometimes referred to as the “Contract Documents”. Capitalized terms used in the Contract shall have the meanings assigned to them in the Contract Documents.
Appendix A Scope of Supply provides an option for Base INNIO Jenbacher Equipment. This option must be selected no later than 27-March-2026 or this Contract will provide for Base INNIO Jenbacher Equipment as currently provided for in Appendix A.

B.    Negotiated Terms and Conditions. Buyer and Seller acknowledge and agree that the negotiated terms and conditions of this Contract (the “Terms”) as set forth in Appendix C and the supplemental agreements and provisions of the Contract Documents supersede and replace any of Buyer’s standard terms and conditions of sale and shall be effective when Buyer places the Purchase Order and Seller acknowledges and accepts such order and this Contract is signed by both Buyer and Seller.

C.    Integration and Amendments. Any other terms and conditions discussed or in documents exchanged between Buyer and Seller prior to the execution of this Contract and not included or incorporated in the Contract Documents are rejected and shall not apply to this Contract. Any amendment or deviation from the Terms or changes as contemplated in Appendix G shall be effective only as provided in this Contract and approved in writing and signed by the Parties.

D.    Notices. Any notice required or permitted to be given under this Contract shall be in writing and either shall be (i) mailed by certified mail, postage prepaid, return receipt requested, or
(ii) sent by a nationally recognized overnight delivery service provider, or (iii) sent by confirmed electronic mail. All such communications shall be addressed, mailed, sent or delivered to the Party for whom it is intended and shall be addressed as follows:

If to Buyer:
Liberty Advanced Equipment Technologies LLC
950 17th St., Suite 2400
Denver, CO 80202 Attention: [***]
Email: [***]
with a copy to:
Liberty Energy Services LLC 950 17th St., Suite 2400
Denver, CO 80202
Attn: [***]
Email: [***]
If to Seller:
Northeast-Western Energy Systems USA LLC
1 Pearl Buck Court, Unit B Bristol, PA 19007 Attention: [***]
Title: [***]
Email: [***]

With a copy to:
[***]
[***]
Email: [***]

2

Any communication so addressed and mailed shall be deemed to be given on the earliest of (A) when actually received or delivered, or (B) on the first business day after deposit with an overnight air courier service, in each case to the address of the intended addressee. If given by electronic mail, a notice shall be deemed given and received when electronically confirmed as sent and received. Either party may designate a change of address by written notice to the other by giving at least ten (10) calendar days’ prior written notice of such change of address.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as to the date and year first above written.

Liberty Advanced Equipment Technologies LLC

By: /s/ Greg McKee

Its:

Northeast-Western Energy Systems USA LLC

By: /s/ Al Clark

Its: CEO-Managing Director

Attachment: Appendixes

3

Appendixes
Contract for the Sale of Equipment by and between
Liberty Advanced Equipment Technologies LLC (“Buyer”) and Northeast-Western Energy Systems USA LLC (“Seller”)

The following documents, appended to this Contract with Buyer’s Purchase Order are also incorporated by reference to this Contract:

APPENDIX A    Scope of supply
APPENDIX B    Equipment specifications for major scope of supply
ITEMS
APPENDIX C    Negotiated terms and conditions for sale of
EQUIPMENT
APPENDIX D    Scheduled delivery date
APPENDIX E    Sample notice of readiness to ship
APPENDIX F    Pre-commissioning checklist, commissioning
PROTOCOL, AND TURNOVER OF EQUIPMENT
APPENDIX G    Form of change order
APPENDIX H    Manufacturers’ warranty statement
APPENDIX I    Emissions guarantee
APPENDIX J    Delivery and performance guarantee and liquidated damages
APPENDIX K    Insurance and certificates APPENDIX L    Form of RFI tracker APPENDIX M    Performance test protocols

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APPENDIX C

TERMS AND CONDITIONS FOR SALE OF EQUIPMENT

APPENDIX C
NEGOTIATED TERMS AND CONDITIONS FOR SALE OF EQUIPMENT
This Appendix C attached to the Contract for Sale of Equipment with Buyer’s Purchase Order (sometimes referred to as “the Contract” or “this Contract”) are negotiated “Terms” as defined in Paragraph B of the Contract. All capitalized terms used in this Appendix C shall have the meanings given in the Contract or in this Appendix, originally dated as of February 13, 2026
1.    Terms and Conditions. Buyer and Seller acknowledge and agree that the following are the Terms of the Contract as negotiated by the Parties and all references in this Appendix C to appendices refer to the “Appendices” as defined in Paragraph A of the Contract and set forth in the Table of Appendices

2.    Integration and Amendments. As set forth in Paragraph C of the Contract, any other terms and conditions discussed or in documents exchanged between Buyer and Seller prior to the execution of the Contract or not included or incorporated by reference in the Contract Documents are rejected and shall not apply to the Contract.

3.    Scope of Supply. The equipment and related systems, goods and materials supplied under the Contract (collectively, the “Equipment”) together with any and all labor, supervision, services, inspections, engineering, delivery, start up, performance testing, programming and all other activities to be performed by Seller or its authorized subcontractors (the “Services”) are specifically set forth in detail in Appendix A of the Contract, the Seller’s proposal as accepted by Buyer, and are sometimes referred to in this Contract as the “Scope of Supply”.
4.    Specifications. The Buyer’s specifications for the Equipment are set forth in Appendix B of the Contract (the “Specifications”) and are binding upon the Seller, provided; however, that Seller reserves the right to modify the Specifications, at Seller’s cost and expense and upon notice to Buyer, to comply with legal requirements but only to the extent that such modifications will not result in a deterioration of quality, performance, cost of operation and maintenance, installation requirements, and intended use of the Equipment. In any event, Equipment that meets all the Specifications is always subject to availability, changes, similar design and model revisions by the original manufacturer or manufacturers of the Equipment (the “OEM” or “OEMs”). Seller shall immediately notify Buyer of any deviation from the Specifications.
5.    Contract Price.
a)    In consideration for the supply of Equipment and Services, Buyer shall pay to Seller
$493,155,400.00 (the “Contract Price”) as established in Appendix A Scope of Supply. The Contract Price is subject to adjustment only as permitted in this Contract. Transportation, Customs and Duties are provided as an estimated value. At the time of Contract, Customs Duties are calculated at [***]% of importation value. Any increase in
U.S. Customs Duties resulting in additional charges in the Customs percentage will be the responsibility of the Buyer. Adjustments to the Customs Duties cost for DDP delivery will be settled with the final payment milestone.

b)    The Contract Price does not include sales, use, gross receipts, excise, valued-added, services, or any similar transaction or consumption taxes (“Taxes”) unless otherwise specified by Seller. Buyer acknowledges and agrees it shall be responsible for payment of any such Taxes to Seller unless it otherwise timely provides Seller with a valid exemption certificate or direct pay permit. If Seller is assessed any Taxes, interest and/or penalty by any taxing authority because of Buyer’s failure to pay Taxes, Buyer agrees to reimburse Seller for any such Taxes, including any interest or penalty assessed thereon. Each Party is responsible for any personal property or real estate taxes on property that the Party owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or gross receipts.

The Contract Price is based on an Exchange Rate of 1.15. If at the time of Full Notice to Proceed, as provided for in 6, Milestone Invoice and Payment Events #2, the Exchange Rate exceeds 1.15 or if the Exchange Rate is less than 1.15, then the Parties agree the Contract Price shall be subject to adjustment. Any adjustment shall be calculated on the Exchange Rate difference as published by the European Central Bank at:
https://www.ecb.europa.eu/stats/policy_and_exchange_rates/euro_reference_ex change_rates/html/index.en.html

Payment Terms. Buyer shall pay Seller the Contract Price and Seller shall invoice Buyer for the Contract Price in accordance with the following sequences in U.S funds:

LOS Leasing 100 JMC 624 2028 Delivery Version L111 with CGT AVK Generators

	Contract Value for Base Equipment (JGC 624 and BOP)		$[***]
Payment #	Milestone Invoice and Payment Events	% of Base Equipment Price	$ [***]	Pro Rata/Unit
1	Due no later than 20-February-2026 non-refundable [***]% Production Slot Reservation Fee for manufacture of[***] JMC 624 in 2028 as provided for in Appendix D Scheduled Delivery Dates	[***]%	$ [***]
2	Due no later than 19-June- 2026 Full Notice To Proceed	[***]%	$ [***]
3	Due Net [***] days following Sellers written notice of manufacturing start but in any case [***] days before shipment on a pro rata basis FCA Griesskirchen AT	[***]%	$ [***]	$ [***]
4	Due Net [***] days following Buyer's receipt of Seller's Notice of Expected Readiness to Ship FCA Griesskirchen on a pro rata basis (see Section 7c) but in any case prior to shipment of each JMC 624	[***]%	$ [***]	$ [***]
5	Indicative U.S. Customs Duties paid [***] of invoice on a pro rata basis prior to shipment. Final U.S. Customs Duties subject to 7a		$ [***]	$ [***]
6	Indicative European Inland, Ocean, and Domestic Transportation paid [***] of invoice on a pro rata basis prior to shipment. Final Transportation cost subject to 7a.		$ [***]	$ [***]
7	Due Net [***] days following date of delivery of Equipment to Project Site or other Buyers designated delivery location as per 7f on a pro rata basis for for each JMC 624	[***]%	$ [***]	$ [***]
8	[***] Days after completion of startup and commissioning but in no case later than [***] days after Notice of Ready to Ship on a pro rata basis (see section 7C)		$ [***]	$ [***]
	Total Contract Value	100%	$ 493,155,400

(a)    Buyers Payments by Wire or ACH money transfer to Seller’s bank as follows:

For the account of: Northeast-Western Energy Systems USA LLC
Bank:    [***]
Address:    [***]

Account #:    [***]
Routing Code #: [***] (For domestic wires and ACH transfers) Swift/BIC Code: [***] (For International wires)

Northeast-Western Energy Systems USA LLC Tax ID: [***]

c)    For credit assessment by Northeast-Western Energy Systems USA LLC, INNIO, and INNIO’s credit insurer Buyer shall provide last two (2) years audited financial statements within thirty (30) days after Contract signatures.

d)    If the aggregated outstanding Accounts Receivable amount(s) exceeds the credit limit defined by Northeast-Western Energy Systems USA LLC, INNIO, or INNIO’s credit insurer, any payments after Notice of Expected Readiness to Ship shall be paid prior to shipment

e)    Modifications to milestone payment events, payment terms and documentary submittals required must be by written agreement of the Parties and, if a change in the Scope of Supply is included, must be by written change order under Section 8.

6.    Delivery and Storage of Equipment, Passage of Title, Risk of Loss and Liens.

a)    DDP Delivery. The Contract Price includes indicative costs and expense of Seller for the importation, shipping and delivery of the Equipment to the Project Site “Delivered Duty Paid” (“DDP” per INCOTERMS 2020), but excludes the cost of rigging, off-loading and placement of the Equipment at the Project Site (or other designated delivery site in accordance with this Contract), which will be an obligation performed by Buyer or others unless otherwise agreed in writing by the Parties. Transportation and duties are provided as an estimated value for Jenbacher equipment, for reference. U.S. Customs Duties and Import Fees calculated at [***]%. Any increase in U.S. Customs Duties resulting from changes in Tariffs will be for Buyer’s account. In case of changes in transportation & duties cost for DDP delivery the change in costs will be settled following Milestone 8, delivery of equipment for each shipment
b)    Scheduled Delivery Date. The “Scheduled Delivery Date” for each major component of the Equipment means the date or dates upon the Parties agree that the Equipment will arrive on the Project Site, which as of the date of the execution of this Contract, are set forth on Appendix D.

c)    Notice of Expected Readiness to Ship. It being understood by the Parties that the timing of delivery of the Equipment is of key importance in this Contract and that delays to the Scheduled Delivery Date are to be avoided. An item of Equipment will be Ready to Ship (“RTS Date”) when Seller provides written notice that it is available for shipment from the manufacturer’s facility or warehouse (“Notice of Expected Readiness to Ship”). Partial shipments will be allowed. Upon notification by the manufacturer of a planned date of completion of production of the Equipment, the Seller will provide Buyer with a Notice of Expected Readiness to Ship in the form of Appendix E. Notwithstanding the foregoing, if Seller has provided Notice of Expected Readiness to Ship in advance of the agreed Schedule Delivery Date, acceptance of such Equipment will be at Buyer’s sole discretion.

d)    Delay Liquidated Damages. Unless such delays are (i) excused under Section 9, or (ii) the Scheduled Delivery Date is extended by written agreement of the Parties, a delay to the Scheduled Delivery Date and will be considered a material breach of this Contract and entitle Buyer to liquidated damages, but not as a penalty, as set forth in Appendix J (as referenced in subsection j) of Section 10). Such liquidated damages shall be Buyer’s sole remedy and Seller’s sole and exclusive liability for delivery delays. Nonetheless, Seller agrees to use its best efforts to meet the Scheduled Delivery Date.

e)    Buyer’s Inspection, Commissioning and Turnover of Equipment. Buyer agrees to inspect the delivered Equipment immediately after receipt as to completeness, accuracy and the absence of defects or non-conformity with the Scope of Supply and the Specifications that may be reasonably observed, and Buyer shall give written notice of any claimed defect or non-conformity of the Equipment to the Scope of Supply or Specifications within five (5) business days of the discovery of any defects or non-conformity. Following installation, the commissioning and the release of Equipment for commercial operation shall be in accordance with the Scope of Supply and the relevant Appendices to this Agreement, including without limitation Appendix F (as referenced in subsection g) of Section 10).

f)    Shipment to Storage. If all or any part of the Equipment cannot be shipped to the Project Site upon the Scheduled Delivery Date due to any cause not attributable to Seller, Buyer agrees that Seller may ship such Equipment to storage at a storage location reasonably designated by Buyer or if not so designated, to a storage location reasonably designated by Seller. If such Equipment is placed in storage as a result of Buyer not being ready to accept delivery of the Equipment upon the Scheduled Delivery Date, including storage at the OEM’s facility, the following conditions shall apply: (i) title shall pass to buyer (save in the event of storage being due to suspension by Seller under article 11 c) and all risk of loss or damage shall thereupon be the responsibility of Buyer; (ii) any amount otherwise payable to Seller upon Notice of RTS or shipment of such Equipment shall be payable upon presentation of invoice(s) by Seller; (iii) all expenses incurred by Seller, such as for preparation for and placement into storage, handling, inspection, preservation, insurance, storage, rigging, removal charges and any taxes shall be payable by Buyer in accordance with storage fee matrix in this Article upon submission of invoice(s) by Seller; and (iv) when conditions permit and upon payment of all amounts due hereunder, Seller shall resume delivery of the Equipment to the Project Site or other delivery location specified by Buyer. If the cost to deliver to any other delivery location other than the Project Site exceeds the cost to deliver to the Project Site, such cost shall be payable by Buyer upon submission of invoices by Seller (payable Net 30 days).

STORAGE FEE MATRIX (Amounts in EUR)
ENGINE SERIES	one-time handling fee	storage costs week 1-8	storage costs week 9 & further
	(per unit)	(per unit & week)	(per unit & week)
2 series engine	[***]	[***]	[***]
2 series engine in container	[***]	[***]	[***]
3 series engine	[***]	[***]	[***]
3 series engine in container	[***]	[***]	[***]
4 series engine	[***]	[***]	[***]
4 series engine in container	[***]	[***]	[***]
612, 616, 620 series engine	[***]	[***]	[***]
624 series engine	[***]	[***]	[***]
6 series engine in container	[***]	[***]	[***]
920 series engine	[***]	[***]	[***]

g)    Transfer of Title to Equipment. Unless otherwise agreed in writing by the Parties, if the Equipment is being shipped from outside the United States or Canada, the title to each piece of Equipment will pass to Buyer on the date and time of clearance for exportation by local customs authorities; provided however, the risk of loss of the Equipment during shipment shall not pass to Buyer until actual delivery of the Equipment to the Project Site or other agreed delivery location. At all times from and after export clearance of the Equipment, during shipping and until delivery to Buyer, Seller shall assume all risks of loss of the Equipment. At all times from and after delivery of the Equipment to the Project Site or other agreed first delivery location and for so long as any amounts due to Seller under the Contract remain unpaid, Buyer shall purchase and maintain all risks loss insurance on the Equipment in an amount of not less than the value of the Equipment and such policy shall name Seller as an additional insured. Upon any loss of or to the Equipment or other claim covered by such insurance, the obligated Party providing such coverage as applicable, shall immediately take all appropriate and necessary steps to collect payment and instruct the insurance company to remit to the insured Party the amounts due under the policy, which in the case of Seller will be an amount equal to the unpaid amounts due under the Contract. All premiums and deductibles under such insurance policies shall be the sole responsibility of the Buyer.

h)    Lien Waivers and Releases. If Seller (or any subcontractor claiming through Seller) has provided a notice of intent to file a lien or charge against the Project Site pursuant to applicable law, Seller shall, and shall require any such subcontractor, to submit the following releases: (i) conditional releases of liens for labor and materials or other work supplied by Seller or such subcontractors as a condition of disbursement of the any scheduled payments due and owing from Buyer which has not been timely paid at the time of execution of such release; and (ii) unconditional releases of liens for the portion of labor and materials and other work supplied by Seller and such subcontractors for which payment has been received by Seller or any subcontractor.

7.    Changes. Buyer, by written change order in the form of Appendix G, may request changes in the Scope of Supply with respect to the Equipment or Services. Seller agrees to consider all changes requested by Buyer, but acceptance of any change in the Scope of Supply is subject to acceptance in Seller’s sole discretion, acting reasonably and without delay. If any such mutually agreed change order to the Scope of Supply results in an increase or decrease in the cost or time required for the Parties performance under the Contract, there shall be an equitable adjustment in the Contract Price and the Scheduled Delivery Date. Seller shall not be obligated to proceed with any changes until the price adjustment of and such change and its effect on the Scheduled Delivery Date have been mutually agreed upon in a written change order executed by the Parties.

8.    Excusable Delays.
a)    Other than Buyer’s obligation to make the payments due under this Contract, neither Buyer nor Seller shall have any liability or be considered in breach or default of their obligations under the Contract to the extent that performance of such obligations is delayed or prevented, directly or indirectly, due to:
(i)    Causes beyond the reasonable control of either Buyer or Seller
(ii)    Acts of God, acts or failures to act of governmental authorities, fires, severe weather conditions, earthquakes, strikes or other labor disturbances, floods, war (declared or undeclared), terrorism, epidemics, pandemics, civil unrest, riots, or unforeseen delays or accidents in transportation or supply chain channels.
(iii)    Acts or omissions of Buyer or the ultimate owner of the Equipment, including failure to promptly: (a) provide Seller with information and approvals necessary to permit Seller to proceed with work under the Scope of Supply promptly and without interruption, or (b) comply with the terms of payment under this Contract; or
(iv)    Shipment to storage, if necessary, in accordance with Section 7(f) above.

b)    Each Party shall notify the other Party of any such above delay and strive to mitigate the delay to the extent practicable. The Scheduled Delivery Date or other date of performance shall be extended for the reasonable period necessary to overcome the effect of such excusable delay, if such delay can reasonably be overcome. If Seller is delayed by acts or omissions of Buyer, or by the required pre-delivery site work of Buyer’s or other contractors or suppliers, Seller shall also be entitled to an equitable price adjustment.
9.    Warranties and Guarantees

a)    Equipment and Major Balance of Plan Component Manufacturer Warranties. Seller warrants that the Equipment is sold to Buyer with the warranties of the OEM or OEM’s which are attached hereto and incorporated by reference in Appendix H, which limited warranty or warranties provide that the covered components of the Equipment will free of defects in material or workmanship for the stated period of coverage, subject as well to the stated conditions of coverage and specific exclusions from coverage. Seller hereby transfers and assigns the OEM warranties to Buyer in accordance with their respective terms, conditions and limitations. In addition, the Parties agree with respect to the handling of warranty claims, that:

(i)    Buyer shall provide Seller with timely notice during the warranty period of any claim that may be warrantable and shall make the Equipment available for inspection by Seller and/or the OEM, and, if necessary, Buyer shall make all failed or non-conforming Equipment or components available to Seller for repair and/or return to the OEM; and

(ii)    Seller shall assist Buyer in processing warranty claims with respect to the Equipment with the OEM, shall assume the obligation and cost to return failed Equipment or components to the OEM for further inspection and/or failure analysis as may be required and shall complete all warranty forms and claims necessary for warranty review and determination; and

(iii)    Provided the conditions for OEM warranty coverage are met and Buyer’s claims are not otherwise excluded under the express provisions of such warranty, Buyer’s remedy for breach of warranty with respect to the Equipment or any component thereof is the repair or replacement of the defective or failed Equipment or component in accordance with the OEM policies.

b)    Services Warranty. Seller warrants that the Services shall be performed with reasonable care and in a diligent, competent and workmanlike manner, and that any materials (other than the Equipment warranted under Subparagraph (a) of this Section 10) provided in connection with the Services shall be free of defects in material or workmanship, for a period of [***] after completion of the Services. If the Services do not conform to the foregoing warranty, Seller shall remedy the non-conformity, including repair or replacement of defective materials, at no cost to Buyer during the warranty period.

c)    Remedies and Exclusions. Sections 10(a) and 10(b) set forth the sole and exclusive remedies for all claims based on breach of warranty or for any failure or defect with respect to the Equipment and Services, whether the failure or defect arises before, during or after the Warranty. The foregoing warranties are exclusive and are in lieu of all other warranties and guarantees whether written, oral, implied or statutory. NO IMPLIED STATUTORY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE SHALL APPLY TO THE EQUIPMENT OR SERVICES PROVIDED BY SELLER.

d)    Emissions Guarantees. Seller shall provide to Buyer certain emissions guarantees with respect to the Equipment as set forth in Appendix I.

e)    Performance Guarantees, Liquidated Damages. Seller shall provide to Buyer certain performance guarantees, including liquidated damages as Buyer’s sole remedy for failure to meet such performance guarantees or the agreed delivery date with respect to the Equipment as set forth in Appendix J.

f)    Performance Test Protocols. Performance guarantees will be determined and verified in accordance with the test protocols set forth in Appendix M.

g)    Equipment Commissioning. The Seller will commission the Equipment, ensuring that all systems are fully operational in accordance with the Specifications after Mechanical Completion by others, and ensure that the Equipment is ready for performance testing in accordance with subsection f) of this Section 10. “Mechanical Completion”, “ “Substantial Completion” and “Final Completion” shall be achieved in accordance with the definitions set forth in Appendix F

10.    Buyer’s Termination for Convenience or Buyer’s Default.

a)    Buyer may terminate this Contract without cause at any time upon written notice to Seller, provided however, that Buyer concurrently delivers to Seller payment of a termination charge (the “Termination Charge”). The Termination Charge shall be calculated as follows:
(i) the Contract Price, less any amount already paid to Seller, multiplied by (ii) the applicable percentage set forth below:

# of Days after Contract Date	Percentage
[***]	[***]%
[***]	[***]%
[***]	[***]%
[***]	[***]%
[***]	[***]%

b)    If Buyer becomes insolvent, makes an assignment for the benefit of its creditors, has a receiver or trustee appointed for the benefit of its creditors, or files for protection from creditors, under any bankruptcy or insolvency laws, Seller shall be entitled to terminate this Contract for cause and enforce and pursue its remedies hereunder.
c)    If Buyer fails to fulfill any of the payment conditions set forth in this Contract, Seller may suspend performance and delivery after providing written notice to Buyer and a [***] day period from the date of such written notice for Buyer to fulfill any such payment condition; provided such cure right of Buyer shall only apply once in any [***] month period. Any unanticipated cost incurred by Seller in accordance with such suspension (including reasonable storage costs) shall be payable by Buyer upon receipt of Seller’s invoices with documentation to support such additional charges. Performance of Seller’s obligations shall be extended for a period equaling the period of Buyer’s nonfulfillment of any portion of the payment terms, whether or not Seller suspends performance, and such additional time as may be reasonably necessary in the circumstances. If Buyer does not correct such failure in the [***] day period, then Seller may, at its option, terminate this Contract in respect to the portion of Equipment not delivered and Services not yet performed. If Seller terminates this Contract, Buyer shall return to Seller all Equipment Seller has already delivered and for which payment has not been made in full at Buyer’s cost and expense and at Buyer’s risk.
d)    If Buyer fails to make a scheduled payment of the Contract Price or otherwise arising from the Contract within [***] business days of the due date (i) the outstanding unpaid amounts due Seller shall be subject to a default interest at a rate equal to [***] percent [***]%) per month or the maximum rate of interest then permitted according to the laws of the State of the Project Site, to the extent applicable. Notwithstanding the exercise of any other right hereunder, Seller shall have all remedies available to it at law or in equity including, but not limited to, the right to terminate the Contract.

11.    Mutual Indemnification. To the fullest extent permitted by law, each Party shall indemnify, defend and hold harmless the other Party and its affiliates and their respective agents, representatives, officers, directors, managers, members and employees from and against all direct damages, losses, liabilities, obligations, costs, fines, judgments, penalties and expenses (including, but not limited to reasonable fees and charges of attorneys) (“Losses”) relating to or arising out of or resulting from any claim, demand, suit or action of a third party (collectively, “Claims”) to the extent such Claims arise out of or result from the indemnifying party’s (or any of its affiliates or their respective agents, representative’s, officer’s, director’s, manager’s, member’s or employee’s): (i) breach of this Contract or (ii) negligence or intentional misconduct. To the extent any such Losses or Claims arise from any breach of this Contract or the negligence or intentional misconduct of one or both of the Parties, the obligation to indemnify under this Section 12 shall be comparative and the indemnifying party shall not be obligated to indemnify the indemnified party to the extent that such Losses or Claims were caused by any breach of this Contract by the indemnified party or the negligence or intentional misconduct the indemnified party. The Party seeking indemnification allowing the indemnifying Party to control the defense of Claims and neither Party will consent to a judgement or settlement with respect to Claims without the consent of the other Party which will not be unreasonably withheld, delayed or conditioned. The Party seeking indemnification may participant in the defense of Claims at their own expense.

12.    Limitation of Liability.
a.    Each Party’s liability under this Contract, regardless of the form of action, shall not exceed the Contract Price.
b.    Parties Waiver of Consequential Damages. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS CONTRACT TO THE CONTRARY, NEITHER BUYER NOR SELLER (NOR THEIR RESPECTIVE REPRESENTATIVES) SHALL BE LIABLE TO THE OTHER PARTY UNDER THIS CONTRACT (OR OTHERWISE IN CONNECTION WITH THE EQUIPMENT AND SERVICES) FOR ANY INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR CHARACTER, OR FOR LOSS OF PROFITS, REVENUE, TIME, OPPORTUNITY OR DATA, WHETHER IN AN ACTION IN CONTRACT, TORT, PRODUCT LIABILITY, STATUTE, EQUITY OR OTHERWISE. EACH PARTY HEREBY WAIVES ANY RIGHT TO RECOVER, AND RELEASES SUCH OTHER PARTY FROM,
SUCH DAMAGES WAIVED UNDER THIS SECTION. The Parties acknowledge and agree that the following are not, and shall not be interpreted or construed as, consequential damages for the purposes of this Contract: (i) any liquidated damages assessable under this Contract; (ii) the indemnification obligations of each Party for Losses under Section 12; or (iii) Losses incurred by either Party (and their affiliates, subcontractors, consultants and agents) arising out of the other Party’s fraud or willful misconduct. The limitation of liability and exclusion of Losses in this Section 13 shall apply even if the limited remedies fail of their essential purpose.

c.    Environmental. In addition to Buyer’s indemnification obligations under Section 12, Buyer shall indemnify, defend and hold harmless Seller and its affiliates and their respective agents, representatives, officers, directors, managers, members and employees from and against all third party Losses relating to or resulting from any Claims to the extent such Claims arise out of or result from the presence, discharge or release of petroleum, oil, or hazardous or toxic wastes, substances or materials, as those terms are defined in applicable federal, state and local environmental statutes, regulations and guidance documents arising out of, resulting from or relating to the Equipment sold, or the Services provided, under the Contract except to the extent such loss is attributable to the negligence or intentional misconduct of Seller or anyone for whose acts Seller may be liable.
d.    Intellectual Property Rights. In addition to Seller’s indemnification obligations under Section 12, Seller shall indemnify, defend and hold harmless Buyer and its affiliates and their respective agents, representatives, officers, directors, managers, members and employees from and against all Losses relating to or resulting from any Claims to the extent such Claims arise out of any alleged or actual claim of violation or infringement of any patent or other intellectual property rights with respect to the Equipment or Services.

e.    Interpretation. If any of the foregoing indemnities is determined to be void or otherwise impaired by any law controlling the construction thereof, such indemnity shall be deemed to conform to the fullest indemnity permitted by such law. Except as otherwise expressly provided herein, the indemnities provided herein shall be the exclusive remedies of Buyer and Seller.
f.    Gratuitous Advice. If Seller furnishes Buyer with advice or assistance concerning any products, systems on the Project Site which is not required pursuant to this Contract, the furnishing of such advice or assistance will not subject Seller to any liability, whether in contract, warranty, indemnity, tort (including negligence), strict liability or otherwise.
g.    Seller Further Defined. For purposes of these Terms, the term “Seller” shall mean Seller, Seller’s affiliates, subcontractors and suppliers of any tier, and their respective agents and employees whether individually or collectively.
h.    Limitations Prevail. The provisions of this Section 13 shall prevail over any conflicting or inconsistent provisions contained in any of the documents comprising this Contract, except to the extent that such provisions further restrict a party’s liability.
i.    Seller Instructions. Buyer shall comply with the instructions Seller has issued for the use of the delivered Equipment. Seller shall not be liable in case of non-compliance with Seller’s instructions or governmental conditions.
13.    Insurance. Seller agrees to maintain workers’ compensation, commercial general liability and automobile liability insurance coverages during the term of this Contract, and provide Certificates of Insurance, and to name Buyer and other appropriate parties designated by Buyer as additional insured as set forth in Appendix K. Buyer agrees to maintain insurance on the Equipment as provided in Section 7 and, while Seller’s employee or representatives are providing Services on the Project Site, to maintain or cause the Project Site owner or operator to maintain workers’ compensation, commercial general liability and automobile liability insurance coverages in accordance with industry standards as reasonable requested by Seller

14.    Buyer’s Design Information. If Seller provides to the OEM(s) of the Equipment, at Buyer’s request and direction, Buyer's design information, drawings, models or other such technical information as specified by Buyer or its engineering consultants, Buyer shall hold harmless and indemnify Seller and the OEM for any infringement upon third party intellectual property rights.

15.    Confidential Information
a)    It is understood by the Parties that there will be a mutual exchange of information in order to fulfill respective obligations under this Contract and each Party may store, transmit and otherwise process such information in the ordinary course of business. To the extent any such information is deemed by a Party to be confidential or proprietary information, the Parties shall expressly designate by label, stamp, or other written communication that the information or documentation furnished is confidential at the time of transmittal or disclosure. The receiving Party agrees (i) to treat such information as confidential, (ii) to restrict the use of such information to matters relating to performance of the Contract, and (iii) to restrict access to such information to its employees whose access is necessary in the implementation of this Contract. The receiving Party may release confidential Information to its agents, consultants and affiliates (“Representatives”), provided that these Representatives (i) are informed of the confidential and proprietary nature of the confidential information and agree to be bound by the same standard of care as the receiving Party, (ii) have a need to know the confidential information, (iii) limit their use of the confidential information solely to purposes related to the Project and (iv) are not competitors of Seller. Confidential information will not be reproduced without the other Party’s prior written consent, and all copies of written information will be returned upon request except to the extent that such information is to be retained by the receiving Party pursuant to this Contract.

b)    The foregoing restrictions do not apply to information that: (i) is contained in a printed publication which was released to the public by the disclosing Party prior to the Contract Date; (ii) is, or becomes, publicly known otherwise than through a wrongful act of the receiving Party, its employees, or agents; (iii) is in possession of the receiving Party, its employees, or agents prior to receipt from the disclosing Party, provided that the person or persons providing the same have not had access to the information; (iv) is furnished to others by the disclosing Party without restrictions similar to those herein on the right of the receiving party to use or disclose; (v) is approved in writing by the disclosing Party for disclosure by the receiving Party, its agents or employees to a third party or
(vi) is provided to Buyer’s financing party under notice and requirement of confidentiality. Upon receipt of a demand or request for the disclosure of confidential information, the receiving Party shall promptly notify the other Party and afford the Party an opportunity to seek a protective order or other appropriate form of security or remedy. In the event that the Parties fail to obtain a protective order or similar protection, the Party receiving the demand or request for disclosure of confidential information shall furnish only that portion of the confidential information that is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be afforded the confidential information.

16.    Software License
a)    All software included with the sale of the Equipment (the “Software” as defined below in Section 18(f)) shall be governed by any license agreement accompanying the sale of the Equipment that may be granted by the original equipment manufacturer (“OEM”) to Buyer or the ultimate end-user of the Equipment (including subsequent owners).
b)    All documentation provided with the Software included with the Equipment, which includes OEM-provided user manuals, on-line help functions and user instructions regarding the operation, installation or maintenance of the Software, shall be governed by any license agreement(s) that may be granted to Buyer by such OEM.

c)    Buyer may not distribute copies of the Software to others or electronically transfer the Software from one computer to another over a network. The Software contains trade secrets. To protect Software trade secrets, Buyer may not decompile, reverse engineer, disassemble, or otherwise reduce the Software to a human-perceivable form. BUYER

MAY NOT MODIFY, ADAPT, TRANSLATE, RENT, LEASE, LOAN, RESELL FOR PROFIT (EXCEPT IN CONNECTION WITH A SALE OR TRANSFER OF TITLE TO THE EQUIPMENT), DISTRIBUTE, NETWORK, OR CREATE DERIVATIVE WORKS BASED UPON THE SOFTWARE OR ANY PART THEREOF.

d)    All Software is protected by the copyright laws of the United States and by applicable international treaties, or such other applicable laws of another jurisdiction, including the jurisdictions applicable to the OEM(s). No rights under copyrights are transferred to Buyer, except as specifically provided above or elsewhere in this Contract.

e)    All Software provided by the OEM shall remain such OEM’s property. If Buyer receives Software that renders such Software redundant, Buyer must return the redundant Software to the applicable OEM or certify in writing that Buyer has erased all copies of it.

f)    “Software” means a computer program or compilation of data that is fixed in any tangible medium of expression, or any storage medium from which the program may be perceived, reproduced or otherwise communicated, either directly or with the aid of a machine or device, and shall include without limitation any of Seller’s proprietary operating Software, provided for the ordinary operation of the Equipment, any optional Software to enhance the operation of the Equipment, as well as any upgrades or revisions of this material the Seller provides in fulfillment of a specific written commitment or otherwise. Nothing herein shall be deemed to create an obligation on the part of Seller to provide any upgrade or revision to any Software other than pursuant to a written obligation to do so.

17.    Installation. If the Scope of Supply includes Seller’s installation services, such Services will be performed in accordance with applicable Seller installation guides and project plans and otherwise subject to the terms of this Contract. Buyer agrees to review the applicable installation guides and project plans and perform its obligations set forth in those materials.

18.    General Clauses

a)    Assignment. The delegation or assignment by Buyer of any or all of its duties or right under this Contract without Seller’s prior written consent shall be void except that Buyer may assign this Contract to an entity under the common control of Buyer. Seller shall have the right to assign this Contract, in whole or in part, to an affiliate or parent of Seller upon prior written notice to Buyer; provided, however, that such assignment shall not relieve Seller of its obligation to perform under this Contract and Seller shall remain liable for all of its obligations hereunder notwithstanding such assignment. Buyer consents to Seller assigning its accounts receivables under this Contract to any party. This Contract shall be binding upon and inure to the benefit of all permitted successors and permitted assigns.

a. Subcontractors. Seller may hire subcontractors to perform work under this Contract; provided, however, that Seller will at all times remain responsible for the performance of its obligations and duties under this Contract.

b)    Entire Contract. This Contract (which includes the Appendices) represents the entire agreement between the Parties and no modification, amendment, rescission, waiver or other change shall be binding on either Party unless assented to in writing by the Parties’ authorized representatives. Any oral or written representation, warranty, course of dealing or trade usage not recorded or referenced herein shall not be binding on either Party. Each Party agrees that it has not relied on, or been induced by, any representations of the other Party not contained in this Contract. Except as provided in the Section entitled “Limitation of Liability”, the provisions of this Contract are for the benefit of the Parties hereto and not for any other third party.

c)    Invalidity and Severability. The provisions of this Contract are severable from each other. If any provision of this Contract (including any in these Terms) is held to be or becomes invalid or unenforceable, it shall be revised to reflect as closely as possible the originally intended meaning, and the validity or enforceability of any other provisions in this Contract will not be affected.

d)    Non-Waiver and Survival. Any failure to enforce any provision of this Contract is not a waiver of that provision or of either Party’s right to later enforce each and every provision. The terms of this Contract that by their nature are intended to survive its expiration (such as the confidentiality, indemnification and payment provisions included herein) will continue in full force and effect after its expiration.

e)    Governing Law and Arbitration. The law of the state of Colorado will govern any dispute between the Parties. EACH PARTY EXPRESSLY WAIVES ALL RIGHTS TO A JURY TRIAL IN CONNECTION WITH ANY DISPUTE ARISING UNDER THE
CONTRACT. Other than collection matters and actions seeking injunctive relief in a court of competent jurisdiction to prevent or cease a violation of intellectual property rights related to the products or services, disputes arising under or relating to this Contract will be submitted to the American Arbitration Association ("AAA") office located closest to the largest metropolitan area of the state where the product is installed or the service is provided for binding arbitration in accordance with the AAA’s then-current Commercial Arbitration Rules. The cost of the arbitration, including the fees and expenses of the arbitrator, will be shared equally, with each Party paying its own attorneys’ fees. The arbitrator will have the authority to award damages only to the extent otherwise available under this Contract.

f)    Independent Contractor. Seller and Buyer are independent contractors, and nothing contained in this Contract is intended nor shall it be construed as creating a fiduciary relationship, partnership, joint venture or agency relationship between Seller and Buyer, nor is anything contained in this Contract intended to be construed as creating or requiring any ongoing or continuing relationship or commitment between Seller and Buyer, except as otherwise agreed in writing by the Parties.

g)    Notices. Any notice required or permitted to be given under this Contract shall be in writing and either shall be (i) mailed by certified mail, postage prepaid, return receipt requested, or (ii) sent by a nationally recognized overnight delivery service provider, or
(iii) sent by confirmed electronic mail. All such communications shall be addressed, mailed, sent or delivered to the Party for whom it is intended and shall be addressed as follows:
If to Buyer:    Liberty Advanced Equipment Technologies LLC
950 17th St., Suite 2400
Denver, CO 80202 Attention: [***]
Email: [***]

with a copy to:
Liberty Energy Services LLC 950 17th St., Suite 2400
Denver, CO 80202
Attn: [***]
Email: [***]
If to Seller:
Northeast-Western Energy Systems USA LLC
1 Pearl Buck Court, Unit B, Bristol PA 19007
Attention: [***]
Title: [***]
Email: [***]
with a copy to:     [***],
[***]

Email: [***]

Any communication so addressed and mailed shall be deemed to be given on the earliest of (A) when received or delivered, or (B) on the first business day after deposit with an overnight air courier service, in each case to the address of the intended addressee. If given by electronic mail, a notice shall be deemed given and received when electronically confirmed as sent and received. Either party may designate a change of address by written notice to the other by giving at least ten (10) calendar days’ prior written notice of such change of address.

***************End of Appendix C***************

APPENDIX H

Limited Warranty

Limited Warranty on New INNIO Jenbacher Equipment

This Limited Warranty on new gas engine generator set (“Equipment”) manufactured by INNIO Jenbacher GmbH & Co OG, with a registered office at Achenseestr . 1 -3 , 6 4 0 2 Jenbach ( Austria ) ( “ OEM ” ) applies during the Warranty Period to the first purchaser (“Buyer”) of new Equipment, purchased by Buyer either from INNIO Jenbacher North America LLC, with a registered office at Westway Plaza, 11330 Clay Road Houston, Texas 77041, USA (“OEM Affiliate”) or from one of OEM’s authorized distributor.

OEM warrants the Equipment on the terms set forth in this document (“Warranty”) for [***] months starting from start-up and commissioning or [***] operating hours of the Equipment or [***] months from the date of OEM’s notice of readiness to ship, whichever period shall first expire (“Warranty Period”).

If the Equipment or part thereof fails to meet the foregoing warranty against defects in material and workmanship, and if Buyer complies with the provisions of this Warranty, OEM, shall at its sole option, repair or replace any defective or damaged part that gave rise to the warranty claim. In making any warranty claim, Buyer shall:
1.complete a Warranty Claim in the form attached as Appendix A; and
2.notify OEM, OEM’s Affiliate or OEM’s authorized distributor of the defect latest within [***] days of occurrence of the defect and in any case prior to the expiration of the Warranty Period.
Any repaired or replaced part furnished under this Warranty shall carry the remaining portion of the Warranty Period and shall not result in an extension of the Warranty Period or a new warranty period, and be in accordance with the terms and conditions set forth herein.

OEM may require that the failed Equipment or component be returned to the OEM’s factory or other designated location for inspection and/or failure analysis. The Buyer shall store any defective part under warranty at Buyer’s site for a period of [***] months. Upon OEM’s request and within fourteen (14) days from receipt of such request by OEM, Buyer shall make available defective parts to OEM FCA Buyer’s site (Incoterms 2020). If the defective or failed Equipment or component is not being made available by the Buyer to the OEM within fourteen (14) days from receipt of OEM’s request, Buyer will be invoiced for the replacement Equipment or component at full price. Scrap or destroy of warranty related components or parts by Buyer shall only be allowed upon written approval by OEM.

OEM does not warrant the Equipment or any repaired or replacement parts against normal wear and tear, including that due to environment or operation, type or quality of fuel, detrimental air inlet conditions or erosion, corrosion or material deposits from fluids, maintenance materials, such as filters (including inlet air filters), greases, lubricants, sensors, fuses, thermocouples, gauges, switches, light bulbs, batteries, spark plugs, pre- chamber gas valves. The warranties and remedies set forth herein are further conditioned upon (i) proper storage, installation, operation, and maintenance of the Equipment in conformance with the operation instruction manuals provided by OEM and/or its subcontractors or suppliers (including any required warranty preservation services in the event of long term storage) and (ii) repair or modification of the Equipment only pursuant to OEM’s instructions or approval. Buyer shall keep and make available proper records of operation and maintenance during the Warranty Period.

Service supplies such as coolant, oil, and filters not reusable due to needed warranty repairs shall not be covered by this Warranty. Labor or rigging costs to gain access to or replace the Equipment, including removal and installation of items, materials, components, or structures are not covered by this Warranty.
Buyer’s right to claim warranty are further conditioned upon:
1.Appropriate storage, installation, operation and maintenance/repair of the delivered Equipment by Buyer and any authorized third party, in accordance with operation instruction manuals (including revisions thereto) provided by the Company and/or its subcontractors or suppliers, as applicable (including any required warranty preservation services in the event of long term storage) (e.g. Technical Instructions, TA 1100-0110);
Limited Warranty
INNIO Jenbacher GmbH & Co OG

2.Signing of the Equipment Acceptance Report;
3.Proper satisfaction by Buyer of all contractual obligations, including but not limited to, all payment obligations; and
4. Written notice of defects (Warranty Report). The Buyer shall provide proper records of operation and maintenance during the warranty period. These records shall be submitted to the Company upon its request.
In no event, whether as a result of breach of contract, warranty, indemnity, tort (including negligence), strict liability, or otherwise, shall the OEM be liable for loss of profit or revenues, loss of use of the Equipment or any associated equipment, cost of capital, cost of substitute equipment, facilities, services or replacement power, downtime costs, fines or penalties charged to Buyer for failure to meet permits, or for any special, consequential, incidental, indirect or exemplary damages.

The preceding paragraphs of this Article set forth the sole and exclusive remedies for all claims based on failure of or defect in the Equipment and services provided under this Agreement, whether the failure or defect arises before, during or after the Warranty Period and whether a claim, however instituted, is based on contract, indemnity, warranty, tort (including negligence), strict liability or otherwise. The foregoing warranties are exclusive and are in lieu of all other warranties and guarantees whether written, oral, implied or statutory. NO IMPLIED STATUTORY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE SHALL APPLY.

Limited Warranty
INNIO Jenbacher GmbH & Co OG

Appendix A Form of Warranty Claim

ALL APPLICABLE ITEMS MUST BE COMPLETED

All of the information required on this Warranty Claim must be supplied with each warranty claim in order for the claim to be considered.

CLAIM DATE: EQUIPMENT FAILURE DATE:
EQUIPMENT PURCHASED FROM:     BUYER NAME AND ADDRESS:

CONTACT PERSON:
PHONE NUMBER:
FAX NUMBER:
E-MAIL ADDRESS:

OPERATING HOURS ON THE COMPONENT:

INNIO JENBACHER PART NUMBER:
SERIAL NUMBER:
COMPONENT DESCRIPTION:
COMPONENT INSTALLED LOCATION (IF APPLICABLE):
PHOTOS OF THE DEFECT AND COMPONENT (INCL. TYPE PLATE IF APPLICABLE)

DESCRIPTION OF FAILURE (SUFFICIENT TO DEMONSTRATE AN EQUIPMENT DEFECT): RECORDS OF OPERATION AND MAINTENANCE (IF REQUESTED)

DATE OF EQUIPMENT PURCHASE:
INVOICE NUMBER FOR PURCHASE:
OR PURCHASE ORDER NUMBER:
Limited Warranty
INNIO Jenbacher GmbH & Co OG

APPENDIX J

Delivery and Performance Guarantees and Liquidated Damages

Liquidated Damages

Seller provides liquidated damages for the following criterion as defined herein and in accordance with all requirements established herein and in Seller Performance Test Protocol documents:

1.Equipment Delivery
Liquidated damages shall apply for every day beyond scheduled delivery dates that will be provided formally sixty (60) days after Contract Execution provided all Equipment is procured and released with a fully executed Buyer’s Purchase Order dated no later than February 20, 2026 and there are no delays caused by Buyer. If delivery extends beyond [***] on this basis, then Seller shall pay to Buyer liquidated damages in the following amounts up to a maximum of [***]% of Contract Price. These liquidated damages shall be Seller’s sole and exclusive liability for delivery delays, are exclusive of any other forms of liquidated damages and are not included in any other maximum aggregate liquidated damages.
Engine module    $[***]/day
Infra module    $[***]/day Ventilation module $[***]/day Generator    $[***]/day SCR (with piping) $[***]/day
Stack    $[***]/day
Radiator    $[***]/day
2.Electric Power Output (kWe)

Liquidated damages shall apply if, during the Performance Test, the Equipment fails to achieve the kWe output guaranteed in Seller’s proposal. This Electric Power Output for each 20 MW Power Block will be the combined average electrical output for 5 gensets measured at the generator terminals and be equal to or greater than [***] kw. The Seller shall be afforded a [***] day period (“Correction Period”) during which it can correct and adjust the Equipment. If when re-tested during the Correction Period. the Equipment fails to accomplish the kWe output guarantee then Seller shall pay to Buyer as liquidated damages and not as a penalty a sum calculated as $[***] per kWe deficiency in accordance with a mutually agreed upon Test Protocol up to a maximum [***]% of Contract Price. The liquidated damages shall be Seller’s sole and exclusive liability for kWe output deficiencies.

3.Emissions Guarantee

No Liquidated Damages apply for Emissions Guarantees. In the event Emissions Guarantees cannot be made and the specified gas quality is provided the resolution for meeting emissions Seller will take whatever measures necessary to comply with the Emissions Guarantees, however in no event shall the urea injection rate exceed [***] gph.

4.Heat Rate Guarantee

Liquidated damages shall apply if, during the Performance Test, the Equipment fails to achieve the Heat Rate Guarantee specified in the Contract. The Heat Rate Guarantee must be demonstrated while operating in compliance with the Emissions Guarantee at the Guaranteed Electric Power Output (kWe).
Heat Rate Guarantee is defined as the total average energy input to the 5 gensets measured in MMBtu/hr on a lower heating value, divided by the average energy output of the 5 gensets measured in kw at the generator terminals. The result should be equal to or less than [***] BTU/kwh.

The Seller shall be afforded a [***] day period (“Correction Period”) during which it can correct and adjust the Equipment. If when re-tested during the Correction Period. the Equipment fails to accomplish the Heat Rate Guarantee then Seller shall pay to Buyer as liquidated damages and not as a penalty a sum calculated as $[***]/MMBtu/kW-hour of deficiency in accordance with mutually agreed upon test protocol, up to a maximum [***]% of Contract Price. The liquidated damages shall be Seller’s sole and exclusive liability for Heat Rate performance deficiencies.
5.Endurance Guarantee

No Liquidated Damages apply for Endurance Guarantees. Seller will take whatever measures necessary to achieve a full plant continuous 24-hour endurance run achieving [***]% availability and [***]% load. Any load banks, cabling, connections are not included in Seller’s proposal.

6.Noise Guarantee for JGC/JMC Packages
No Liquidated Damages apply for Noise Guarantees. Seller will take whatever measures necessary to achieve noise levels [***] dB at [***] feet from outside the envelope of containers.

7.Liquidated Damages Aggregate Maximum(s):

a.Equipment Delivery. Maximum of [***]% of Contract Price as defined in item 1.

b.Electric Power Output and Heat Rate Guarantee shall be a maximum aggregate [***]% of Contract Price. In no event shall the Seller’s overall and total liability for these two (2) criteria on a combined basis exceed [***]% of Contract Price.
c.Total combined maximum aggregate of all Liquidated Damages is [***]% of the Contract Price.

The Parties agree the amount of liquidated damages set forth above are reasonable and agree to not contest the validity or enforceability of such liquidated damages. Seller’s sole and exclusive liability and Buyer’s sole and exclusive remedy for delay or performance deficiencies shall be the liquidated damages set forth herein.